UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

April 22, 2013

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2013, Pro-Dex, Inc. (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Aesthetic and Reconstructive Technologies, Inc., a Nevada corporation (“Buyer”), whereby the Company has agreed to sell the land and building comprising the Company’s Carson City, Nevada facility (the “Property”). As previously disclosed, the Property formerly housed the Company’s fractional horsepower motor product line doing business as Pro-Dex Astromec, which was sold to SL Montevideo Technology, Inc. in February 2012. The Company listed the Property for sale shortly after the Pro-Dex Astromec disposition.

The purchase price for the Property is $980,000, of which $15,000 has been funded by Buyer into escrow as an initial deposit, with an additional $80,000 deposit payable by Buyer into escrow prior to the expiration of Buyer’s 60-day due diligence period (described below). The balance of the purchase price, in the amount of $885,000, is payable by Buyer at closing.

The Agreement affords Buyer a 60-day due diligence period with respect to the Property. If Buyer does not terminate the Agreement during its due diligence period, its $15,000 and $80,000 deposits become nonrefundable unless the Agreement does not close due to Buyer’s failure to obtain financing, a breach by the Company or a failure of one of the closing conditions.

Assuming closing of the Agreement, aggregate proceeds to the Company (before taxes, fees and expenses) are expected to be $921,200, after deducting real estate broker commissions in the amount of $58,800. The Property is not encumbered by any debt.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and Buyer and is subject to customary closing conditions, including completion of due diligence to the satisfaction of the Buyer. Subject to the foregoing, the Agreement provides for the closing to occur within 75 days. Until the consummation of the closing, there can be no assurance that the Property will be sold.

A complete copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by this reference. The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the complete text of the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Purchase Agreement, dated April 22, 2013, by and between Pro-Dex. Inc. and Aesthetic and Reconstructive Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2013	PRO-DEX, INC. (REGISTRANT).

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Executive Officer

INDEX TO EXHIBITS

ATTACHED TO THIS REPORT

Exhibit Number	Description

Exhibit 10.1	Purchase Agreement, dated April 22, 2013, by and between Pro-Dex. Inc. and Aesthetic and Reconstructive Technologies, Inc.